As filed with the Securities and Exchange Commission on April 28, 2006
                                                          Reg. No.______________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                    -----------------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       -----------------------------------

                                  M-WISE, INC.

             (Exact name of registrant as specified in its charter)
                               Delaware 11-3536906
                (State or other jurisdiction of (I.R.S. Employer
               incorporation or organization) identification No.)

                                 3 Sapir Street
                         Herzeliya Pituach, Israel 46852
                                Tel 972-9-9611212
                    (Address of principal executive offices)
                ------------------------------------------------

                         Technology Consulting Agreement
                              (Full title of plan)
                        --------------------------------

                             The Company Corporation
                        2711 Centerville Road, Suite 400
                           Wilmington, Delaware 19808
                     (Name and address of agent for service)

                                Tel 800-420-9771
          (Telephone number, including area code of agent for service)

                                    Copy to:
                               Gersten Savage LLP
                             Arthur S. Marcus, Esq.
                             Sunny J. Barkats, Esq.
                         600 Lexington Avenue, 9th Floor
                               New York, NY 10022
                               Tel (212) 752-9700

                         CALCULATION OF REGISTRATION FEE

---------------------------- -------------------------- -------------------------- ----------------------- ------------------------
Title of  securities  to be  Proposed  maximum  Amount  Proposed maximum           Aggregate offering      Amount of Registration
registered                   to be Registered           offering  price per        Price                   fee
                                                        share (1)
---------------------------- -------------------------- -------------------------- ----------------------- ------------------------
Common Stock                 2,818,182                  $.11                       $310,000                $31.52
---------------------------- -------------------------- -------------------------- ----------------------- ------------------------
Total                                                                                                      $31.52
---------------------------- -------------------------- -------------------------- ----------------------- ------------------------

(1) Represents 2,818,182 shares of Common Stock to be issued as compensation for services rendered.
(2) Estimated solely for the purpose of determining the amount of registration fee and pursuant to Rules 457(c) and 457(h) of the General Rules and Regulations under the Securities Act of 1933.

PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1 Plan Information

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating parties in accordance with Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Such document(s) are not being filed with the Commission pursuant to the introductory Note to Part 1 of Form S-8, but constitute (along with the documents incorporated by reference to the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Act.

Purposes:

To register the Common Stock issued by us to Robert Holtz (the "Consultant"), pursuant to a Consulting Agreement dated April 27, 2006. Under the Consulting Agreement, Mr. Holtz is entitled to receive 2,818,182 shares of our Common Stock as a portion of its consulting fees. Mr. Holtz is also entitled to a $35,000 cash fee. See Exhibit 4.1.

Common Stock:

The Board has authorized the issuance of up to 2,818,182 shares of the Common Stock to Robert Holtz upon effectiveness of the registration statement.

Consultant:

Under the Consulting Agreement the Consultant shall provide m-Wise, Inc., ("m-Wise") with the following services:

(a) Advise m-Wise on an ongoing basis and upon m-Wise requests regarding its technology strategy.
(b)   Explore and research technologies that complement m-Wise strategy.
(c) Upon m-Wise written request, assist m-Wise in acquiring technologies that comply with its technology strategy.
(d) Assist m-Wise in developing a strategy to provide solutions to issues related to rights of digital content, including by assisting m-Wise to generate relationships with owners of such rights in the entertainment industry.

No Restrictions on Transfer

Upon issuance, the shares will be deemed "Earned" pursuant to the terms of Consulting Agreement, the Consultant will become the record and beneficial owner of the shares of Common Stock upon issuance and delivery and is entitled to all of the rights of ownership, including the right to vote any shares awarded and to receive ordinary cash dividends on the Common Stock.

Restrictions on Resales

The Consultant is not an affiliate of the Company, and therefore is not subject to Section 16(b) of the Exchange Act.

Item 2. Registrant Information and Employee Plan Annual Information

A copy of any document or part hereof incorporated by reference in this Registration Statement but not delivered with this Prospectus or any document required to be delivered pursuant to Rule 428(b) under the Securities Act will be furnished without charge upon written or oral request. Requests should be addressed to: 3 Sapir Street, Herzeliya Pituach, Israel 46852. The financial statements of m-Wise, Inc. which are contained in the Company's Annual Report (Form 10-K) for the period ended December 31, 2005, have been audited by SF Partnership, LLP, independent auditors, as set forth in their report incorporated herein by reference and are incorporated herein by reference and are incorporated herein in reliance upon such report given upon the authority of the firm as experts in auditing and accounting.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated by reference in this registration statement and are not required to be filed with this registration statement:

(a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed on March 31, 2006 pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended;

(b) The Company's quarterly reports on Form 10-Q, for the fiscal quarters ended September 30, 2005, June 30, 2005 and March 31, 2005 pursuant to
      Section 15(d) of the Securities Exchange Act of 1934, as amended.

All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

Our Certificate of Incorporation authorizes the issuance of 210,000,000 shares of common stock, $.0017 par value per share. Our Certificate of Incorporation authorizes the issuance of 170,000,000 shares of blank check preferred stock, $.0017 par value. As of the date of this registration statement, we have 126,084,477 shares of common stock outstanding.

Item 5. Interest of Named Experts and Counsel.

Gersten Savage LLP has prepared this Registration Statement and the opinion regarding the authorization, issuance and fully paid and non-assessable status of the securities covered by this Registration Statement. Gersten Savage LLP currently represents the Company with its corporate securities and general legal matters.

Item 6. Indemnification of Directors and Officers.

We have adopted provisions in our certificate of incorporation and bylaws that limit the liability of our directors and provide for indemnification of our directors and officers to the full extent permitted under the Delaware General Corporation Law ("DGCL"). Under our certificate of incorporation, and as permitted under the Delaware General Business Act, directors are not liable to us or our stockholders for monetary damages arising from a breach of their fiduciary duty of care as directors. Such provisions do not, however, relieve liability for breach of a director's duty of loyalty to us or our stockholders, liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, liability for transactions in which the director derived as improper personal benefit or liability for the payment of a dividend in violation of Delaware law. Further, the provisions do not relieve a director's liability for violation of, or otherwise relieve us or our directors from the necessity of complying with federal or state securities laws or affect the availability of equitable remedies such as injunctive relief or recission.

At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that may result in a claim for indemnification by any director officer.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by m-Wise of expenses incurred or paid by a director, officer or controlling person of m-Wise in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

----------------------------------------------------------------------------
NO. DESCRIPTION
----------------------------------------------------------------------------
4.1                     Consulting Agreement with Mr. Robert Holtz
----------------------------------------------------------------------------
5.1                     Opinion of Counsel, Gersten Savage LLP
----------------------------------------------------------------------------
23.1                    Consent of SF Partnership, LLP
----------------------------------------------------------------------------
23.2                    Consent of Gersten Savage LLP*
----------------------------------------------------------------------------

* Included in the opinion find as Exhibit 5.1

The Exhibits to this registration statement are also listed in the index to Exhibits.

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

1. To file, during the period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement., and,

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

5. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee pursuant to the plan's annual report pursuant to section 15(d) for the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

6. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, whereunto duly authorized, in the City of Tel Aviv, on April 28, 2006.

                                           M-Wise, Inc.

                                           ----------------------
                                           Shay Ben-Asulin, Chairman

Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed by the following persons in the capacities and on April 28, 2006:

By: /s/ Shay Ben-Asulin
-------------------------------
Shay Ben-Asulin, Chairman

By: /s/ Gabriel Kabazo
-------------------------------
Gabriel Kabazo, Chief Financial Officer and Principal Accounting Officer

By: /s/ Mordechai Broudo
-------------------------------
Mordechai Broudo, Chief Executive Officer and Director


INDEX TO EXHIBITS

EXHIBIT NO.    DESCRIPTION
-----------    -----------

4.1            Agreement with Robert Holtz

5.1            Opinion of Counsel, Gersten Savage LLP

23.1           Consent of SF Partnership, LLP

23.2           Consent of Gersten Savage LLP (included in Exhibit 5.1)